UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 5, 2011

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) -- Compensatory Arrangements of Certain Officers

Stock-Based Pay Awards to Executive Officers

At its October 2011 meeting, the Compensation and Management Development Committee of the Board of Directors (the “Committee”) of Eastman Chemical Company (the “Company”) awarded long-term stock-based pay to each of the Company’s executive officers in the form of (i) options to purchase common stock which vest and become exercisable in one-third increments on each of the first three anniversaries of the grant date and (ii) 2012-2014 performance shares payable in unrestricted shares of common stock at the end of the three-year performance period. The grant date of the options is November 1, 2011 and the award date of the performance shares is January 1, 2012. The Committee determined the recipients, terms, size, and mix of these stock-based pay awards as described in the Compensation Discussion and Analysis section of the Company’s 2011 Annual Meeting Proxy Statement, and the terms of the options and performance shares are substantially the same as those described in the Company’s 2011 Annual Meeting Proxy Statement and filed as exhibits to the Company’s Annual Report on Form 10-K for 2010.

In addition, the Committee awarded an option to purchase 100,000 shares of common stock to Chief Executive Officer James P. Rogers. In addition to the vesting and forfeiture terms of the options described in the immediately preceding paragraph, vesting and exercise of Mr. Rogers’ option is subject to his performance in the area of management and leadership development of internal candidates for senior leadership positions satisfactory to the Committee.

The specific terms of each of the executive options will be included in each executive officer’s Form 4 filing reporting his or her acquisition of the options, in the exhibits to the Company’s Quarterly Report on Form 10-Q filing for third quarter 2011, and in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastman Chemical Company
By: /s/ Curtis E. Espeland__________________________ Curtis E. Espeland, Senior Vice President and Chief Financial Officer Date: October 11, 2011